Exhibit 99.1

Essex Property Trust Prices $150 Million of 2.650% Senior Notes Due 2032

San Mateo, California—June 17, 2020—Essex Property Trust, Inc. (NYSE:ESS) announced today that its operating partnership, Essex Portfolio, L.P. (the “Issuer”), priced an underwritten public offering of $150 million aggregate principal amount of 2.650% senior notes due 2032 (the “Notes”). The Notes are being offered as additional notes under an indenture pursuant to which the Issuer previously issued $500 million aggregate principal amount of 2.650% senior notes due 2032 on February 11, 2020 (the “Initial Notes”). The Notes will have substantially identical terms as the Initial Notes, will be treated as a single series with the Initial Notes and will have the same CUSIP number as the Initial Notes. The Notes were priced at 105.660% of par value, plus accrued interest from February 11, 2020 up to, but not including, the date of delivery of the Notes, with a reoffer yield of 2.093%. Interest is payable semiannually at an interest rate per annum of 2.650% on March 15 and September 15 of each year with the first interest payment due September 15, 2020. The Notes mature on March 15, 2032. The Notes will be the senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Essex Property Trust, Inc. The Notes offering is expected to close on June 19, 2020, subject to the satisfaction of certain closing conditions.

The Issuer expects to use the net proceeds to repay indebtedness under its $1.2 billion unsecured line of credit facility and for other general corporate and working capital purposes.

U.S. Bancorp Investments, Inc., Jefferies LLC, Regions Securities LLC and SunTrust Robinson Humphrey, Inc. served as joint book-running managers.

The Issuer and Essex Property Trust, Inc. have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may get these documents for free by searching the SEC online database on the SEC website at http://www.sec.gov. Alternatively, the Issuer, Essex Property Trust, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607 or (ii) Jefferies LLC toll free at 1-877-877-0696.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

About Essex Property Trust, Inc.
Essex Property Trust, Inc. (“Essex”), an S&P 500 company, is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. As of March 31, 2020, Essex had ownership interests in 250 apartment communities comprising approximately 60,000 apartment homes with an additional 6 properties in various stages of active development.

Safe Harbor Statement
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding our expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements related to the Notes offering and the expected use of the net proceeds therefrom.

While our management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. Factors that might cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the impact of the COVID-19 pandemic, which remains inherently uncertain as the situation is unprecedented and continuously evolving, and other potential future outbreaks of infectious diseases or other health concerns, and measures taken to limit their impact, could adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; we may fail to achieve our business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; we may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; we may be unsuccessful in the management of our relationships with our co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; our failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; our inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and the prospectus supplement and related prospectus for this offering, as well as our other filings with the SEC that are incorporated by reference in such prospectus supplement and accompanying prospectus. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. All forward-looking statements are made as of the date hereof, we assume no obligation to update or supplement this information for any reason, and therefore, they may not represent our estimates and assumptions after the date of this press release.

Contact Information
Rylan Burns
Vice President of Finance & Investor Relations
(650) 655-7800
rburns@essex.com